UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)

                                  May 20, 2003


                         SUNLAND ENTERTAINMENT CO., INC.
             (Exact name of registrant as specified in its charter)

            Delaware                     0-23000                 95-4217605
(State or other jurisdiction of     (Commission File           (IRS Employer
         incorporation)                  Number)             Identification No.)



        11835 W. Olympic Boulevard, Suite 550                 90064
               Los Angeles, California
       (Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code: (310) 444-4100

ITEM 2. - ACQUISITION OF ASSETS.

     On May 20, 2003, our wholly-owned subsidiary, Trestle Acquisition Corp., a Delaware corporation (which we refer to as "TAC"), completed the acquisition of substantially all of the assets of Trestle Corporation, a Delaware corporation ("Trestle"), and certain assets of Med Diversified, Inc., a Nevada corporation and parent corporation of Trestle ("Med"), and two of Med's subsidiaries (together with Trestle and Med, the "Sellers"), pursuant to an Asset Purchase Agreement dated April 16, 2002 (the "TAC Agreement"), as amended, by and among TAC, Trestle and Med. Trestle and Med are debtors in possession in Chapter 11 bankruptcy cases currently pending before a U.S. Bankruptcy Court in New York. That court approved the acquisition on May 12, 2003. Under the terms of the acquisition, TAC paid the Sellers $1,250,000 in cash, $100,000 of which was previously deposited into escrow as an earnest money deposit, and assumed certain liabilities of Trestle. The other principal terms of the acquisition were previously disclosed by us in a Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 29, 2003. We contributed our working capital to TAC to complete the acquisition. Other than with respect to the TAC Agreement, neither we, TAC, nor any of our affiliates, directors or officers, had any prior relationship with any of the Sellers.

     The acquired assets include all right, title and interest of the Sellers, free and clear of any liens or other encumbrances, in and to the following, among other assets, as they related to the Trestle business and as they existed on the closing date: (a) all intellectual property, (b) all tangible personal property, (c) all accounts receivable existing on the closing date and arising thereafter, (d) cash and cash equivalents of the Sellers received from the Trestle business prior to, and existing on, the closing date in an amount not less than $135,000, (e) cash and cash equivalents of the Sellers received from the Trestle business on and after the closing date, (f) certain real and personal property lease agreements and leasehold improvements, (g) all software and the contracts related thereto used or held for use in or relating to the Trestle business, and (h) all right, title and interest of the Sellers in and to certain assumed contracts.

     Trestle's business has historically been in the telepathology and medical device industries. Overall, its business solutions enable the remote examination, diagnosis and treatment of healthcare consumers by healthcare service providers when direct, face-to-face interaction is inconvenient, inefficient or ineffective. We and TAC anticipate operating the Trestle business in a substantially similar manner as it has previously been operated.

     Upon the closing of the Trestle acquisition, as additional compensation for his consulting services, David Weiner, one of our Co-Presidents, received a lump sum payment of $50,000.

     Additionally, immediately following the closing, we entered into employment term sheets with two of the former executives of Trestle. We hired Andrew Borsanyi, Trestle's former Chief Executive Officer and President, as a Co-President of us and TAC. Additionally, our Board of Directors elected Mr. Borsanyi to our Board and to the Board of TAC in accordance with our respective Bylaws. We also hired Jack Zeineh, Trestle's former Chief Science Officer, as the Chief Science Officer of us and TAC.

     Reference is made to the TAC Agreement and Amendment No. 1 to the TAC Agreement, copies of which are attached as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K. Reference is also made to those certain Employment Term Sheets, each dated May 20, 2003, by and between us and each of Andrew Borsanyi and Jack Zeineh, respectively, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

ITEM 5. - OTHER EVENTS.

     On May 20, 2003, William Dallas, a director of the Registrant, resigned from all of his positions with the Registrant effective as of that date. Mr. Dallas voluntarily resigned to allow the Board to elect Mr. Borsanyi.

ITEM 7. - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial statements of business acquired to be filed by amendment no later than August 1, 2003.

     (b) Pro forma financial information to be filed by amendment no later than August 1, 2003.

     (c)  Exhibits.

          2.1 Asset Purchase Agreement dated as of April 16, 2003, by and among the Trestle Acquisition Corp., Med Diversified, Inc. and Trestle Corporation.

          2.2 Amendment No. 1 to Asset Purchase Agreement dated as of May 20, 2003, 2003, by and among the Trestle Acquisition Corp., Med Diversified, Inc. and Trestle Corporation.

          10.1 Employment Term Sheet dated as of May 20, 2003, by and between the Registrant and Andrew Borsanyi.

          10.2 Employment Term Sheet dated as of May 20, 2003, by and between the Registrant and Jack Zeineh.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  SUNLAND ENTERTAINMENT CO., INC.



June 3, 2003                        /s/ Gary Freeman
                                  --------------------------------------------
                                  Gary Freeman
                                  Co-President and Chief Financial Officer

                                  EXHIBIT INDEX


EXHIBIT NUMBER                                DESCRIPTION
--------------                                -----------

     2.1 Asset Purchase Agreement dated as of April 16, 2003, by and among the Trestle Acquisition Corp., Med Diversified, Inc. and Trestle Corporation.

     2.2 Amendment No. 1 to Asset Purchase Agreement dated as of May 20, 2003, 2003, by and among the Trestle Acquisition Corp., Med Diversified, Inc. and Trestle Corporation.

     10.1 Employment Term Sheet dated as of May 20, 2003, by and between the Registrant and Andrew Borsanyi.

     10.2 Employment Term Sheet dated as of May 20, 2003, by and between the Registrant and Jack Zeineh.